Exhibit 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION OF CHIEF FINANCIAL OFFICER

Certifications
I, Robert O. Stephenson, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Omega Healthcare Investors, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:           May 24, 2012
By:	/s/ ROBERT O. STEPHENSON
Robert O. Stephenson
Chief Financial Officer